Exhibit 99.2

For further information contact:

Ernie Mrozek (CFO) 901.766.1268

Marty Ketelaar (INV) 901.597.8847

FOR IMMEDIATE RELEASE

August 30, 2007

SERVICEMASTER REDEEMS ALL 7.875% NOTES DUE IN 2009

MEMPHIS, TN — August 30, 2007 — ServiceMaster announced today that it has redeemed all of its outstanding $179 million 7.875% Notes due August 15, 2009 (CUSIP 81760NAC3).

The Notes were redeemed in accordance with the bond indenture at $106.29 per $100 aggregate principal amount of the Notes.

The notice of redemption was sent to holders of record on July 24, 2007.  The Bank of New York is the trustee.

About ServiceMaster

ServiceMaster currently serves residential and commercial customers through a network of over 5,500 company-owned locations and franchised licenses.  The Company’s brands include TruGreen, TruGreen LandCare, Terminix, American Home Shield, InStar Services Group, ServiceMaster Clean, Merry Maids, Furniture Medic, and AmeriSpec. The core services of the Company include lawn care and landscape maintenance, termite and pest control, home warranties, disaster response and reconstruction, cleaning and disaster restoration, house cleaning, furniture repair, and home inspection.